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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Versicor Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	04-3278032 (I.R.S. Employer Identification Number)
34790 Ardentech Court, Fremont, California (Address of Principal Executive Offices)	94555 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a of class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒
Securities Act registration statement file number to which this form relates:	Not applicable (if applicable)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	Not applicable

Securities to be registered pursuant to Section 12(g) of the Exchange Act:
Preferred Stock Purchase Rights (Title of Class)

EXPLANATORY NOTE

        This amendment is filed to update the disclosure made on Form 8-A filed with the Securities and Exchange Commission (the "SEC") on July 11, 2001 to reflect the terms of a recent amendment to the Shareholder Rights Agreement, which agreement defines the terms of the class of securities registered thereby and hereby.

Item 1. Description of Registrant's Securities to be Registered.

        A description of the Preferred Stock Purchase Rights of Versicor Inc. (the "Company") is contained in (i) a Current Report on Form 8-K, dated June 7, 2001 and filed with the SEC on July 11, 2001, and (ii) a subsequent Current Report on Form 8-K, dated July 30, 2002 and filed with the SEC on July 31, 2002, and such descriptions are incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
1	Shareholder Rights Agreement dated as of June 28, 2001, between the Company and American Stock Transfer & Trust Company, as Rights Agent (including, as Exhibit A, the Certificate of Designations relating to the underlying Series A Junior Participating Preferred Stock; as Exhibit B, the form of Rights Certificate; and as Exhibit C, the Summary of Rights) (previously filed as Exhibit 4.1 to the Company's Current Report on Form 8-K, dated June 7, 2001 and filed July 11, 2001 and incorporated herein by reference).
2	First Amendment to Shareholder Rights Agreement dated as of July 30, 2002, between the Company and American Stock Transfer & Trust Company, as Rights Agent (including, as Exhibit A, the Shareholder Rights Agreement) filed as Exhibit 4.1 to the Company's Current Report on Form 8-K, dated July 30, 2002 and filed on July 31, 2002 and incorporated herein by reference).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VERSICOR INC. (Registrant)
Date: July 31, 2002	By:	/s/ George F. Horner III George F. Horner III President and Chief Executive Officer

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EXPLANATORY NOTE
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE